Exhibit 10.5
COMMERCIAL LEASE
BY AND BETWEEN
GRAPHICS IV LIMITED PARTNERSHIP,
an Illinois Limited Partnership
AND
SCHAWK, INC.,
a Delaware corporation

i

COMMERCIAL LEASE
     THIS LEASE is made and entered into as of the 23rd day of March, 2010 by and between GRAPHICS IV LIMITED PARTNERSHIP, an Illinois limited partnership, with its office and principal place of business at 1695 River Road, Des Plaines, Illinois 60018 (hereinafter referred to as “Lessor”), and SCHAWK, INC., 1695 River Road, Des Plaines, Illinois 60018 (hereinafter referred to as “Lessee”);
W I T N E S S E T H:
     WHEREAS, Lessor and Lessee previously entered into a lease dated June 1, 1989 (the “Commercial Lease”) for certain property commonly known as 1600 East Sherwin Avenue, Des Plaines, Illinois, which lease was extended by a Lease Extension Agreement dated January 22, 2010 (the “Extension Agreement” and, collectively with the Commercial Lease, the “Original Lease”);
     WHEREAS, the Original Lease will expire at 11:59 p.m. on March 31, 2010;
     WHEREAS, certain repairs and replacements to the roof of the building and to the HVAC system in the building, which are obligations of Lessee under the Original Lease, have not been performed by Lessee;
     WHEREAS, Lessee has agreed to perform the required repairs and replacements and has requested a new lease for the subject property; and
     WHEREAS, Lessor has agreed to enter into a new lease for the property on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Description of Lease Areas, Purpose, Term, Rent:
          1.1 Lessor does hereby lease to Lessee and Lessee does hereby take as Lessee the premises, together with a building containing approximately 54,751 square feet and the other improvements thereon, commonly known as 1600 East Sherwin Avenue in the City of Des Plaines, Illinois and more fully described on Exhibit “A” attached hereto and incorporated herein by this reference subject to all covenants, conditions and restrictions of record, easements, rights of way of record, other matters of record and zoning regulations (hereinafter the real property described on Exhibit “A”, and all improvements thereon, are collectively referred to as the “Demised Premises”).
          1.2 To have and to hold the same, subject to the conditions herein contained, and for no other purpose or business than that which can safely be conducted within and are consistent with the design of the improvements but only so long as permitted by law and then only to the extent and in conformity with the requirements of the appropriate governmental authorities having jurisdiction. Lessee agrees not to use or permit the use of the Demised

Premises or any part thereof for any purposes forbidden by law or ordinance now in force or hereinafter enacted in respect to the use and occupancy of the Demised Premises.
          1.3 The term of this Lease shall commence on April 1, 2010 and shall end at 11:59 p.m. on March 31, 2014 unless sooner terminated pursuant to this Lease or by law. For the purposes of this Lease the term “Lease Year” shall mean a period of twelve (12) consecutive months during the term of this Lease commencing upon April 1, 2010 (“the Commencement Date”) or any anniversary of the Commencement Date. All obligations of Lessee shall commence upon April 1, 2010.
          1.4 The Base Rent payable per Lease Year is Five Hundred Seventy-Four Thousand Eight Hundred Eighty-Five and 50/100 Dollars ($574,885.50) adjusted as provided in Article 2 below (“Base Rent” as used herein refers to the rent payable during a Lease Year pursuant to this Section 1.4, plus the adjustment, if any, made pursuant to Article 2, but does not include any other amounts considered additional rent hereunder) and shall be payable in advance in equal monthly installments on the first day of each and every month during each Lease Year during said term. If the Lease terminates on other than the last day of a calendar month, the Base Rent for that month shall be prorated.
          1.5 Pursuant to Section 3 of the Extension Agreement, Lessee is entitled to a refund of $28,081.47 for base rent paid during February and March of 2010 which amount Lessee hereby elects to apply as a credit against Base Rent for April of 2010.
          1.6 It is the purpose and intent of Lessor and Lessee that the Base Rent shall be “triple net” to the Lessor so that any other payments required by any other provisions of this Lease shall not affect the Base Rent due to the Lessor. The foregoing sentence is not in any manner intended to cause Lessee to pay as additional rent any amounts for which Lessor is responsible hereunder, if any.
     2. Cost of Living Adjustment to Rent:
          2.1 Commencing on April 1, 2011 and continuing on April 1 of each year thereafter during the term of this Lease, the Base Rent shall be adjusted and shall be set equal to the greater of (a) the Base Rent for the immediately preceding Base Year multiplied by a fraction, the numerator of which is the CPI (as hereinafter defined) for January of the current Lease Year and the denomination is the CPI for January of 2010 and (b) the Base Rent for the immediately preceding Lease Year. After the Base Rent is adjusted, such adjusted Base Rent will be the Base Rent until readjusted pursuant to this Article 2.
          2.2 “Consumer Price Index” or “CPI” shall mean the Consumer Price Index, for the City of Chicago, Urban Wage Earners and Clerical Workers, All Items (base index year 1982-1984=100) as published by the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, including without limitation, a change in the base index year, an adjustment shall be made by Lessor in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if such Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, or if equivalent data is not readily available to enable Lessor to make the adjustment referred to in the preceding sentence, then Lessor will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.
          2.3 Lessor shall, within a reasonable time after obtaining the appropriate data necessary for computing the cost of living changes, give Lessee notice of any changes so determined, and Lessor’s computation thereof shall be conclusive and binding (but shall not preclude any adjustment which may be required in the event of a published amendment to the Consumer Price Index figures upon which the computation was based) unless Lessee shall, within sixty (60) days after the giving of such notice, notify Lessor of any claimed error therein. Any dispute between the parties as to any such computation shall be determined by arbitration if the parties cannot resolve their dispute amicably. Within ten (10) days after either has notified the other in writing that resolution of such dispute cannot be achieved amicably, Lessor and Lessee shall each choose an arbitrator and the two so chosen, before entering the performance of their duties, shall elect a third, and the decision of any two of such arbitrators shall be conclusive and binding upon both parties hereto. Pending the final determination of any dispute, Lessee shall pay Lessor the sum paid Lessor for rent in the last month of the immediately preceding Lease Year “on account” on the first day of each month until the dispute is resolved at which time the difference between what is determined due and what was paid on account, if any, shall be paid to Lessor forthwith.
     3. Lessee’s Obligation to Pay Utilities, Janitorial: Lessee shall pay or cause to be paid all charges for fuel, gas, telephone, electricity, power, refrigeration, heat, air conditioning, water, sewer, janitorial charges and all other charges whatsoever incurred by Lessee or persons claiming under Lessee in the use, occupancy and operation of the Demised Premises.
     4. Responsibility for Real Estate Taxes, Levies and Assessments; Tax Reports; Protest of Real Estate Taxes:
          4.1 Lessee shall pay to Lessor upon demand the amount of all Real Estate Taxes payable with respect to the Demised Premises. Lessor shall have the right to make demand for the Real Estate Taxes either after such Real Estate Taxes are payable with respect to the Demised Premises or at any time during the sixty (60) days prior to such time as the Real Estate Taxes may be due and payable. Lessor’s right to make demand on Lessee and Lessee’s obligation to pay Lessor the amount of Real Estate Taxes shall survive the termination of this Lease with respect to the Real Estate Taxes levied, charged, assessed or imposed upon the Demised Premises. For the purposes of this Lease, the phrase “Real Estate Taxes” shall mean all taxes, assessments, and levies of every kind and description, whether general or special, ordinary or extraordinary, which may at any time or from time to time during the term of this Lease or at any time after the last day of this Lease but for a period of time corresponding in part to the term of this Lease, be directly taxed, levied, charged, assessed or imposed upon or against the Demised Premises by or according to any law or governmental or political authority whatsoever, provided, however, that in no event shall Lessee be required to pay or discharge any of the following, namely:

          (a) Any estate, inheritance, succession, transfer, gift or poll tax;
          (b) Any tax upon or against the income or profits of Lessor or upon any sale or conveyance or encumbrance of the Demised Premises made by Lessor;
          (c) Any taxes that may be levied upon or against any personal property of Lessor (other than that situated at the Demised Premises), and any tax that may be levied on account of any real property of Lessor other than the Demised Premises; or
          (d) Any franchise, capital stock, excise, social security, unemployment, sales, use or withholding tax or any other tax, assessment, imposition, levy or charge levied or assessed against Lessor and which has no direct relation to the Demised Premises, and which would not become a lien against the Demised Premises, except for the failure of Lessor to pay the same.
          Any and all of the obligations enumerated in subdivisions (a), (b), (c) and (d) hereinabove set forth, shall be discharged by the person against whom they are levied.
          Notwithstanding Lessee’s obligation to pay Lessor an amount equal to the Real Estate Taxes, at the beginning of and end of the Lease term the Real Estate Taxes for which Lessee is responsible shall be prorated so that at the beginning of the Lease term Lessee will pay an amount equal to such proportion of the Real Estate Taxes levied with respect to such tax year as the portion of the tax year following the beginning of the Lease term bears to the entire tax year together with any Real Estate Taxes levied with respect to such tax year and so that at the end of the Lease term with respect to Real Estate Taxes levied or assessed for a tax year extending beyond the end of the Lease term, Lessee will pay only an amount equal to such proportion of Real Estate Taxes as the portion of the tax year preceding the end of the Lease term bears to the entire tax year.
          4.2 Either Lessee or Lessor may make and file any statement or report which may be provided or required by law as the basis of, or in connection with, the determination, equalization, reduction or payment of any and every obligation which is to be borne or paid or which may become payable by Lessor or Lessee according to the foregoing provisions of this Lease, provided Lessee shall provide Lessor with a copy of any statement or report made or filed by Lessee pursuant hereto and Lessor shall provide Lessee with a copy of any statement or report made or filed by Lessor pursuant hereto.
          4.3 Lessee shall have the privilege of contesting, objecting to or opposing the legality or validity of any Real Estate Taxes, provided that if Lessee intends to contest, object to or oppose the validity or amount of said Real Estate Taxes (hereinafter “protest” refers to any contest, objection or opposition to the validity or amount of Real Estate Taxes), Lessee shall give written notice thereof to Lessor no later than thirty (30) days prior to the last date upon which some affirmative act must be made to pursue a protest and shall post a bond or other security with Lessor in such form and amount as is acceptable to Lessor acting reasonably but in any event in an amount adequate to discharge the tax, interest, penalties which might accrue as a result of Lessee’s protest and Lessee’s indemnity obligation contained herein. If Lessee gives

Lessor timely written notice of Lessee’s intent to protest, and posts the bond or security referred to in the immediately preceding sentence, Lessee shall in accordance with laws and with due diligence then protest such Real Estate Taxes and Lessee shall bear all costs of such protest and Lessee agrees to hold Lessor harmless from any costs, damages or loss incurred by Lessor as a result of Lessee’s protest, including, but not limited to, Lessor’s attorneys’ fees. Lessor agrees that if Lessee indicates in writing to Lessor that Lessee wants the Real Estate Taxes paid under protest and supplies Lessor with the forms, fully completed, to so pay under protest at least fifteen (15) days prior to their due date together with the full amount of the Real Estate Taxes due, Lessor shall pay the Real Estate Taxes under protest and such a protest shall be deemed undertaken by Lessee. Provided that once Lessee has undertaken a protest pursuant hereto, Lessee shall not abandon such protest without thirty (30) days’ prior written notice to Lessor which notice shall contain copies of all pleadings and matters of record in said protest and Lessor shall have the right to succeed Lessee in such protest by delivering notice thereto to Lessee within said thirty (30) day period; in such event, Lessor shall pay all subsequent incurred costs related thereto and Lessor shall be entitled to any and all amounts received by reason of the protest. Notwithstanding Lessor’s right to succeed Lessee in any protest, Lessor shall not be obligated to do so. If Lessor succeeds Lessee with respect to a protest, the protest shall be considered for purposes of this Section to be a protest brought by Lessor except for costs and expenses incurred prior to Lessor’s succession which shall remain Lessee’s obligations. If Lessee has given Lessor timely written notice of Lessee’s intent to protest any Real Estate Taxes, and Lessee has fulfilled the terms and conditions of Lessee’s right to protest Real Estate Taxes, any refund of Real Estate Taxes received by Lessor as a result of Lessee’s protest shall be refunded to Lessee. With respect to any protest by Lessee, Lessee promises and agrees within ten (10) working days after the final determination thereof to fully pay and discharge any Real Estate Taxes determined as a result of such protest to still be owed, together with any penalties, fines, interest, costs and expenses that may have accrued on the Real Estate Taxes or that may result from any such action by Lessee. Should Lessee fail, within the time limit aforesaid, to pay all or any part of the payment to be borne and paid by Lessee as aforesaid, including all penalties, fines, interest, costs and expenses, Lessor, in addition to Lessor’s other remedies as provided in this Lease, without notice to or demand upon Lessee, may make claim on the bond or security posted by Lessee and/or pay, discharge, or compromise or adjust the payment or obligation involved, or any part thereof, and in case of any sale or sales to enforce or collect the same, Lessor may effect a redemption therefrom as Lessor may deem fit, and in any way and in every one of such instances the legality and validity of any such payment, the full amount paid or expended by Lessor and the regularity of all proceedings had in respect thereof or toward the enforcement thereof, shall, as between the parties hereto, be conclusively deemed to exist; and Lessee will repay to Lessor within thirty (30) days following Lessor’s demand, all sums paid by Lessor with respect to Real Estate Taxes for which Lessor has not yet been reimbursed including any penalties, interest, fines, costs, expenses and attorneys’ fees incurred by Lessor, together with interest thereon at a rate equal to the time to time “prime” rate of interest as published in the Wall Street Journal during the period of time from the date of payment by Lessor of any such obligations, costs, expenses or attorneys’ fees until repaid. Notwithstanding the foregoing, upon notice to Lessee prior to Lessee’s payment of the Real Estate Taxes and provided Lessee does not take the steps provided above to protest the Real Estate Taxes, Lessor may protest said Real Estate Taxes at Lessor’s sole cost and expense and any amounts Lessor receives back as a refund or otherwise as a result of Lessor’s protest, shall be retained by Lessor and Lessee hereby waives any claim thereto. With respect to any protest by Lessor, Lessor promises and agrees, within ten (10) working days after the final determination thereof, to fully pay and discharge any penalties, fines, interest, costs and expenses that may have accrued as a result of Lessor’s protest. Should Lessor fail to pay all or any part of the payment to be borne and paid by Lessor as aforesaid, including all penalties, fines, interests, costs and expenses, Lessee may pay, discharge or compromise or adjust the payment or obligation involved, or any part thereof and in any way and in every one of such instances the legality and validity of any such payment, the full amount paid or expended by Lessee shall, as between the parties hereto, be conclusively deemed to exist; and Lessor will repay to Lessee within thirty (30) days following Lessee’s demand, all sums paid by Lessee for which Lessor was obligated hereunder to pay (and for which Lessee was not obligated to reimburse Lessor) together with interest thereon at a rate equal to the time to time “prime” rate of interest as published in the Wall Street Journal during the period of time from the date of payment by Lessee of any such penalties, fines, interests, costs and expenses until repaid; provided, however, Lessor shall not be required to pay Lessee those sums which are Lessee’s responsibility.
          4.4 Lessor hereby agrees to cooperate with Lessee at Lessee’s sole cost and expense in obtaining any tax abatement for which the Demised Premises is or may be eligible.
          4.5 Notwithstanding Section 4.1(d) above, if, at any time during the Lease term, under the laws of the State of Illinois or any political subdivision thereof, a tax or excise on rents or any other tax however described, excepting an income tax, is levied or assessed against Lessor on the rent (or any portion thereof) payable hereunder, Lessee covenants to pay to Lessor in advance at the same time as rent is due hereunder the amount equal to the tax or excise imposed on rentals. This Section 4.5 is intended to refer, in addition to any other kind of tax, specifically to a sales tax, if any, imposed on the rent payments. In any such case, Lessee shall, to the extent that such right exists under applicable law, have the right to contest any such tax or excise or the amount or basis thereof on the same terms and conditions as are contained in this Article with respect to contests by Lessee as to Real Estate Taxes but Lessee shall hold Lessor harmless against any loss that may be suffered by Lessor by reason of any contest by Lessee, including, but not limited to, attorneys’ fees.
     5. Insurance:
          5.1 Lessee shall, at all times during the term of this Lease and at its sole cost and expense, keep in full force and effect with a responsible insurance company acceptable to Lessor (i) an “all risk” fire and other casualty insurance policy with customary extended coverage endorsements, and (ii) a public liability and property damage insurance policy covering the Demised Premises, (iii) loss of rent insurance, and (iv) flood and earthquake insurance policy. The policy limits for each policy referred to in Section 5.1(i) and 5.1(iv) shall cover the Demised Premises during the entire term hereof for full replacement value of all improvements thereon exclusive of foundation, excavations and footings, without reduction for physical depreciation. The policies may provide for a deductible no greater than One Hundred Thousand Dollars ($100,000.00) unless Lessor consents in writing to a deductible in a greater amount. The public liability and property damage insurance policy shall be in limits no less than Five Million Dollars per occurrence, Five Million aggregate, subject to such reasonable adjustments as may be required by Lessor. The loss of rent insurance shall be in an amount equal to the annual Base

Rent payable hereunder and shall be payable solely to Lessor. Any insurance proceeds payable pursuant to the standard fire and other casualty insurance policy and/or the flood and earthquake insurance shall be paid as provided in Article 16.
          5.2 The insurance policies obtained by Lessee pursuant to Section 5.1 of this Lease shall contain a clause that the insurer will not cancel, refuse to renew, or change the insurance coverage without first giving Lessor thirty (30) days’ prior written notice. Lessee shall, on or before the Commencement Date, deliver to Lessor copies of all such policies with paid receipts for at least one year’s coverage and thereafter shall annually deliver to Lessor prior to expiration of any such policy evidence satisfactory to Lessor of paid renewal and the required coverage. Lessor shall be named the insured or the additional insured under all the policies required hereunder.
          5.3 Lessee agrees to cooperate with respect to any loss prevention system or plan suggested by the insurance company providing the insurance coverage required by Section 5.1 above.
          5.4 Lessee may, provided Lessee’s “blanket” coverage is with an insurance company acceptable to Lessor and provided the coverages are in the amounts set forth in Section 5.1 above and payable as provided in Section 5.1, provide such insurance coverage for which Lessee is responsible pursuant to its “blanket” policy.
          5.5 Each party waives and releases any and all claims, demands, and causes of action which such party might otherwise have against the other for damages to or loss of any part of the Demised Premises, or any of the contents and leasehold improvements therein belonging to Lessee, from perils insured against under the policies of fire and extended coverage insurance, public liability and property damage insurance and the flood and earthquake insurance which Lessee is obligated to maintain pursuant to Section 5.1.
     6. Alterations by Lessee: Lessee is hereby granted the right to erect or install partitions, trade fixtures, equipment and machinery in, and to make changes, alterations and improvements both exterior and interior to the Demised Premises including, but not limited to, remodeling the outside of the building, paving for additional parking and remodeling the interior at Lessee’s own expense, at any time during the term of this Lease, provided that (i) such changes, alterations and improvements and/or partitions, trade fixtures, equipment and machinery do not in any way injure the structure of said building, (ii) such changes, alterations and improvements and/or installation of partitions, trade fixtures, equipment and machinery comply with then existing laws and ordinances, (iii) such changes, alterations and improvements and/or installation of partitions, trade fixtures, equipment and machinery do not reduce the value of the Demised Premises, (iv) all changes, alterations and improvements and/or installation of partitions, trade fixtures, equipment and machinery are effected with due diligence in a good, workmanlike manner and (v) for any change, alteration or improvement, Lessee provides Lessor with plans and specifications for such changes, alterations or improvements prior to the commencement of the work and Lessor consents in writing (which consent shall not be unreasonably withheld) to such proposed changes. Notwithstanding item (v) above, no consent of Lessor shall be needed for any interior change, interior alteration or interior improvement costing One Hundred Thousand Dollars ($100,000.00) or less or for the installation of partitions, trade fixtures, equipment and machinery, provided that (a) all changes, alterations and improvements made as part of the same plan or which are related to each other or dependent upon each other shall be aggregated for purposes of determining cost and whether Lessor’s consent is needed and (b) Lessee complies with items (i) through (iv) of this Article inclusive. Unless Lessor refuses to grant its consent pursuant to this Article 6 within five (5) business days after Lessor’s receipt of Lessee’s written request for Lessor’s consent, Lessor shall be deemed to have given its consent to the requested matter.
     7. Lessee’s Responsibility for Repair, Replacement and Maintenance:
          7.1 Lessee agrees, at Lessee’s expense, to at all times keep in good order, maintain and repair and when necessary replace: all plate glass, any automatic sprinkler systems, the exterior of the Demised Premises, including, but not limited to the sidewalks, the driveways, the lot, parking areas, walks, planting, yard areas, exterior supply pipes for heating, gas, and water, drainage, sanitary and storm sewers, guttering, downspouts, and electrical lines and exterior stairways, the interior of the building including, for purposes of illustration but not limitation, plumbing, electric, lighting equipment, electrical wiring and floor coverings, and heating, air conditioning and cooling equipment, the roof and the structure and any other part of the Demised Premises, interior or exterior. Lessee shall, at Lessee’s expense, also be responsible for snow removal, trash removal, dust, grass, insect, pest and weed control, it being expressly understood that any repair or maintenance necessary to maintain the cosmetic appearance, structural integrity or functionality of the improvements is the responsibility of Lessee.
          7.2 Without limiting the generality of the foregoing, Lessee shall perform in a good and workmanlike manner and at its expense, (a) roof repairs and replacements set forth in the proposal from D,C, Taylor Co. dated March 10, 2010 and (b) HVAC repairs and replacements set forth in the proposal dated March 3, 2010 on or before June 30, 2011.
     8. Covenant Against Liens:
          8.1 Lessee agrees to keep the Demised Premises and every part thereof, and any and every estate, right, title and interest therein, at all times during the term of this Lease free and clear of mechanics’ liens and other liens for labor, services, supplies, equipment or material, furnished to the Demised Premises, and Lessee will at all times fully and promptly pay and discharge and wholly protect and save harmless Lessor and all and every part of the estate, right, title and interest of Lessor in and to all and every part of the Demised Premises against any and all demands or claims which may or could ripen into such liens or claims therefor including the payment of Lessor’s attorneys’ fees or any expense which Lessor may incur by reason thereof. Whenever and as often as any mechanics’ or materialman’s lien is filed against the Demised Premises purporting to be for labor or material furnished or to be furnished to Lessee or any assignee, subtenant or licensee of Lessee, Lessee shall discharge the same of record within ninety (90) days after the date of filing; provided, however, that Lessee shall have the right to contest any such lien or claim upon giving to Lessor prompt notice of such contest and provided that, in the event of any contest, Lessee hereby agrees to indemnify and hold Lessor harmless from any and all damages, costs and expenses incurred by Lessor as a result of said lien or defense thereto including Lessor’s attorneys’ fees and provided further Lessee shall within thirty (30) days after request therefor by Lessor provide a bond in a form satisfactory to Lessor for the full amount of said lien or claim plus costs and attorneys’ fees and Lessee’s indemnity obligations. In the event that any such lien does so attach and is not released within ninety (90) days after date of filing, or if Lessee does not have sufficient net worth to fully indemnify Lessor against such lien and/or Lessee has not provided a bond within thirty (30) days after request therefor by Lessor, Lessor, in addition to such other remedies available to Lessor as a result of Lessee failing to keep the covenant against having a lien attached to the Demised Premises, in Lessor’s sole discretion, may pay and discharge the same and relieve the Demised Premises of said lien, and Lessee agrees to repay and reimburse Lessor upon demand for the amount so paid by Lessor, together with the reasonable costs, and expenses including attorneys’ fees incurred by Lessor in so paying, discharging and relieving the Demised Premises therefrom, together with interest on the amounts expended by Lessor at a rate equal to the time to time “prime” rate of interest as published in the Wall Street Journal during the period of time from the date of Lessor’s payment to the date repaid. The obligations of Lessee under the provisions of this Section, shall be limited to mechanics’ liens arising out of work done or material furnished, the cost of which is to be borne by Lessee, its assignees, subtenants or licensees under the terms hereof.
          8.2 Lessee further covenants and agrees that without Lessor’s written consent, which may be unreasonably withheld, Lessee will not, during the term hereof, suffer or permit any other lien to be attached to or upon the Demised Premises or any part thereof by reason of any act or omission on the part of Lessee, and hereby agrees to save and hold harmless Lessor from or against any such lien or claim of lien. In the event that any such lien does so attach and is not released within ninety (90) days after Lessee’s receipt of notice of same, or if Lessee has not posted a bond with Lessor (of the same type and nature as provided in Section 8.1) against such lien within said ninety (90) day period, Lessor, in addition to such other remedies available to Lessor as a result of Lessee failing to keep the covenant against having a lien attached to the Demised Premises, in Lessor’s sole discretion, may pay and discharge the same and relieve the Demised Premises therefrom, and Lessee agrees to repay and reimburse Lessor upon demand for the amount so paid by Lessor, together with the reasonable costs, and expenses including attorneys’ fees incurred by Lessor in so paying, discharging and relieving the Demised Premises therefrom together with interest on the amount expended by Lessor at a rate equal to the time to time “prime” rate of interest as published in the Wall Street Journal during the period of time from the date of Lessor’s payment to the date repaid.
     9. Additional Lessee Obligations:
          9.1 Noise, Odors, Nuisances. Lessee shall keep the Demised Premises and every part thereof free of all noise or sound that is objectionable due to intermittence, beat, frequency, shrillness or loudness, all objectionable or obnoxious odors, and all public or private nuisances.
          9.2 Compliance with Applicable Laws. Lessee, at Lessee’s sole expense, shall comply with all laws, orders, and regulations now in force or hereinafter enacted of federal, state, county and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose any duty upon the Lessor or Lessee with respect to the Demised Premises.

          Lessee shall pay to Lessor upon demand the amount of any expense incurred by Lessor in complying with all laws, orders and regulations now in force or hereafter enacted, of federal, state, county and municipal authorities and with any direction of any public officer pursuant to law, which shall impose any duty upon the Lessor with respect to the Demised Premises.
          9.3 No Exterior Display or Solicitation. Lessee may not display or sell merchandise or allow carts, portable signs, devices or any similar objects to be stored or to remain outside the Demised Premises.
          9.4 Advertising Media. No advertising medium shall be utilized by Lessee which can be heard outside the Demised Premises without the prior written consent of Lessor including, without limiting the generality of the foregoing, flashing lights, searchlights, loudspeakers, phonographs, radios or televisions.
          9.5 Miscellaneous. Lessee, at Lessee’s sole expense, will erect fire escapes on the Demised Premises, according to law, should the proper authorities demand same. Lessee hereby gives to Lessor and Lessor’s agents the right to place and maintain its usual “for rent” signs upon the Demised Premises, in the place that the same are usually displayed on property similar to that herein demised, during the last six months of this Lease.
          Lessee agrees to keep the Demised Premises in good order and repair and free from any nuisance or filth upon or adjacent thereto. Lessor or Lessor’s representatives may, during the hours of 8:00 a.m. to 6:00 p.m. and upon forty-eight hours’ prior notice, enter upon the Demised Premises for the purposes of examining the condition thereof (including, but not limited to, conducting such investigations, tests, audits and inspections as Lessor deems necessary in its reasonable discretion) to determine if Lessee has complied with all of the terms and conditions of this Lease, showing prospective tenants the Demised Premises (during the last six (6) months of the term only), and making such repairs as Lessor may see fit to make, provided Lessor’s right to make repairs does not create any obligation to make any repairs.
     10. Ownership of Certain Property and Surrender of Premises:
          10.1 Surrender of Premises in Good Condition; Lessor’s Property. Upon the expiration or termination of this Lease whether by limitation, forfeiture, etc., Lessee shall surrender to Lessor as Lessor’s property without any payment by Lessor therefor, the Demised Premises including, without limitation, all space, apparatus, floor coverings and fixtures (except trade fixtures, furniture, equipment and machinery) then upon the Demised Premises, in good condition and repair, reasonable wear and tear excepted, “broom clean” and all alterations, improvements, additions, machinery and equipment which may be made or installed from time to time by either party thereto to, in, upon or about the Demised Premises (except trade fixtures, furniture, equipment and machinery). Lessor’s said property shall include but not be limited to all components of the heating, air conditioning, plumbing and electrical systems, lighting fixtures and fluorescent tubes and bulbs, floor coverings, and all partitions (except those removable non-permanent partitions that are capable of being stored and moved or changed without causing injury to the improvements). Notwithstanding Lessee’s right to make changes, alterations, and improvements in accordance with Article 6, upon the termination or forfeiture of this Lease and upon Lessor’s demand, Lessee shall, at Lessee’s sole cost and expense, remove all changes, alterations, and improvements, partitions, trade fixtures, equipment and machinery which Lessor demands Lessee to remove and which Lessor, acting reasonably, believes detracts from the marketability of the Demised Premises as a building of the type originally constructed but with such changes as Lessor has not asked to be removed and Lessee shall repair and/or restore the Demised Premises to the extent such required removal damages the Demised Premises. Lessee shall not remove any changes, alterations, improvements, partitions, trade fixtures, equipment and machinery for which Lessor has not made demand for removal or which were made or installed upon initial construction of the Improvements above except for trade fixtures, furniture, equipment and machinery.
          10.2 Lessee’s Property; Duty to Repair. Those trade fixtures, furniture, equipment and machinery and other personal property installed or placed in the Demised Premises at the cost of Lessee shall be the property of Lessee unless otherwise specified in this Lease, and Lessee shall remove the same prior to the expiration or termination of this Lease, whether by limitation, forfeiture, etc. Lessee shall, at its own cost and expense, completely repair any and all damage to the Demised Premises resulting from or caused by such removal. If Lessee fails to remove any of such property, Lessor may at Lessor’s option retain all or any of such property and title thereto shall thereupon vest in Lessor, or Lessor may remove such property from the Demised Premises and dispose in any manner all or any of such property, in which latter event Lessee shall, upon demand, pay to Lessor the actual expense of such (i) removal and disposition, and (ii) repair of any and all damage to the Demised Premises resulting from or caused by such removal.
     11. Quality of Lessee’s Repairs and Alterations and Improvements: Any, each and every construction, repair, alteration and improvement constructed by Lessee hereunder shall be performed promptly in a good workmanlike manner of sound materials of first class quality, free of defects and free of mechanics’ and materialmen’s liens (except Lessee may contest any such lien provided Lessee shall comply with Section 8.1 above).
     12. Indemnity and Release of Liability:
          12.1 Lessee hereby agrees to defend, pay, indemnify and save free and harmless Lessor from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including attorneys’ fees, resulting from or in connection with loss of life, bodily or personal injury or property damage (except claims for property damage for which the waiver of subrogation pursuant to Section 5.6 above exists, if any) arising directly or indirectly, out of or from or on account of any occurrence in, upon, at or from the Demised Premises or occasioned wholly or in part through the use and occupancy of the Demised Premises or any improvements therein or appurtenances thereto, or by any act or omission of Lessee or any act or omission of an assignee, subtenant or licensee of Lessee, or their respective employees, agents, contractors or invitees in, upon, at or from the Demised Premises, or its appurtenances. Notwithstanding the foregoing; Lessee’s foregoing indemnity shall not apply to any claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature arising directly or indirectly, out of or from, or occasioned by Lessor’s gross negligence. It is expressly understood and agreed Lessor has no duty to inspect the Demised Premises or to warn of Lessor’s failure to do so. Lessee and all those claiming by, through or under Lessee shall store their property in and shall occupy and use the Demised Premises solely at their own risk and Lessee and all those claiming by, through or under Lessee hereby release Lessor, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or from business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof except those claims arising out of the gross negligence of Lessor.
          12.2 Lessor shall not be responsible or liable at any time to Lessee, or to those claiming by, through or under Lessee, for any loss of life, bodily or personal injury or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any persons other than Lessor. Lessor shall not be responsible or liable at any time for any defects, latent or otherwise, in the Demised Premises or any of the equipment, machinery, utilities, appliances or apparatus therein (except those latent defects due to Lessor’s gross negligence), nor shall Lessor be responsible or liable at any time (except for Lessor’s gross negligence) for loss of life, or injury or damage to any person or to any property or business of Lessee, or those claiming by, through or under Lessee, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of water, steam, gas, sewage, snow or ice in any part of the Demised Premises or caused by or resulting from acts of God or the elements, Lessee’s negligence or any defect in Lessee’s construction, operation or use of the Demised Premises, including any of the equipment, fixtures, machinery, appliances or apparatus therein.
          12.3 Lessee shall give prompt written notice to Lessor in case of fire or other casualty or accidents in or on the Demised Premises or of any damage to or defects in the structure or roof; Lessee expressly acknowledges that all of the foregoing provisions of this Article 12 shall apply and become effective from and after the date Lessor shall deliver possession of the Demised Premises to Lessee in accordance with the terms of this Lease.
          12.4 In the event Lessor should for any reason be found to have breached this Lease in any manner or to have any liability arising by or through Lessor’s obligations under this Lease or as a result of Lessor’s ownership of the Demised Premises, Lessee and anyone claiming by or through Lessee shall be entitled to recover against Lessor only from Lessor’s equity in the Demised Premises and not from any other assets belonging to the Lessor. Neither Lessor nor any person, entity or corporation comprising Lessor shall have personal liability for any such breach or liability and all judgments or liabilities are to be satisfied only out of the Demised Premises. Lessee, for itself and all claiming by and through Lessee, does hereby waive and relinquish any right, claim, remedy or right to proceed (at law, or in equity, or otherwise) against Lessor and/or each person, entity or corporation comprising Lessor for the payment of any deficiency (to the extent unsatisfied from the Demised Premises) or any other sum or any liability of any nature whatsoever and does covenant with Lessor not to assert or attempt to assert any such right, claim or remedy against the Lessor and/or each person, entity or corporation comprising Lessor.

     13. Subordination of Mortgage: Lessee agrees, upon request of Lessor, to subordinate its leasehold interest to the lien of any mortgage or deed of trust that may be procured by Lessor on the Demised Premises provided that the mortgagee of such mortgage or the cestui que trust of the deed of trust shall permit Lessee to remain in possession of the Demised Premises and quietly enjoy the Demised Premises for the business purpose specified herein and to apply rental payments against the debt secured by said mortgage in the event of default on the part of the Lessor, as long as Lessee complies with and performs all of its covenants and undertakings under this Lease.
     14. Lessor From Time to Time: The term “Lessor” as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Demised Premises at the time in question and, in the event of any transfer or transfers of title to the Demised Premises, Lessor herein named (and in case of any subsequent transfers or conveyances the then Lessor) shall be automatically freed and relieved (from and after the date of such transfer or conveyance) of all liability respecting the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on Lessor, its successors and assigns, only during and in respect of their respective successive periods of ownership.
     15. Force Majeure: In the event either party hereunder is prevented from doing any act the performance of which is required under the provisions hereof (other than the payment of money) and such failure is due to an act of God, force majeure, unavailability of labor or materials, or any other act beyond such party’s control, then in such case, such party’s time for performance will be extended by a period of time equal to such period of excused delay. Such delayed party shall promptly, upon the occurrence of such a delay, notify the other party of the existence, nature and date of onset of such delay.
     16. Destruction of Premises:
          16.1 In the event the Demised Premises (or a substantial portion thereof) are destroyed or materially injured, Lessee shall restore the Demised Premises with all reasonable speed and promptness. Notwithstanding the foregoing, if, within sixty (60) days after the destruction or material injury, Lessee and Lessor or an arbitrator, selected as hereinafter provided, reasonably determine that the restoration of the Demised Premises is not capable of being completed with diligent construction within six (6) months after the Demised Premises (or a substantial portion thereof) were destroyed or materially injured, Lessee may, at its sole option, terminate this Lease by giving written notice to Lessor within such sixty (60) day period; provided, however, notwithstanding the termination of the Lease, if Lessor elects to have the Demised Premises restored, Lessee shall remain obligated to pay for the restoration of the Demised Premises. In the event Lessee elects as permitted by this paragraph to terminate the Lease as a result of destruction or material injury to the Demised Premises, all obligations of Lessee which relate to the period of time after the destruction or material injury occurred shall terminate as of the date of the material damage or destruction. Notwithstanding the immediately preceding sentence, neither the obligation to restore nor any obligation which accrued or arose with respect to the period of time prior to the destruction or material injury shall terminate but rather shall remain enforceable against Lessee. At any time within sixty (60) days after the destruction or material injury occurs, either Lessee or Lessor may notify the other that an arbitrator need be selected in order to determine whether the Demised Premises are capable of being restored within the time period provided in this paragraph, and if such notice is given, arbitrators shall be selected, and their decision shall be made, in the same manner as if an arbitrator were selected pursuant to Section 16.4 below.
          Notwithstanding any other provision of this Article 16, in the event the Demised Premises (or a substantial portion thereof) are destroyed or materially injured as a result of Lessee’s willfulness, then Lessor may either (i) terminate this Lease or (ii) elect to restore the Demised Premises itself and have Lessee pay for all costs associated with such restoration or (iii) require Lessee to restore the Demised Premises.
          Further, in the event the restoration of the Demised Premises, with Lessee acting with all reasonable speed and promptness, would be completed after the expiration of the term of this Lease, Lessor shall have the option, exercisable by delivering such election in writing to Lessee prior to Lessee’s commencing to restore the Demised Premises, to terminate this Lease and not have Lessee restore the Demised Premises in which event Lessee shall have no obligation to restore the Demised Premises notwithstanding any of the provisions above and this Lease shall be terminated as of the date of such destruction or material injury.
          16.2 For purposes of this Article 16, material injury shall be such injury or partial destruction of the Demised Premises as to inhibit Lessee’s ability to use the Demised Premises or any portion thereof in the same manner and for the same purposes as the Demised Premises were being used immediately prior to the damage or destruction.
          16.3 All restoration of the Demised Premises shall be to the condition of the Demised Premises immediately prior to the destruction or material injury but as if no depreciation or wear or tear had occurred with respect to the Demised Premises. Notwithstanding the immediately preceding sentence, restoration does not require the restoration of those items which could, pursuant to Article 10, be taken by Lessee upon termination of the Lease. It is expressly acknowledged and agreed by Lessor and Lessee that restoration of the Demised Premises shall be accomplished using new materials which are intended to restore the Demised Premises to the condition of the Demised Premises immediately prior to the destruction or material injury as if no depreciation or wear or tear had occurred with respect to the Demised Premises.
          16.4 Unless Lessor has elected to terminate this Lease as may be permitted by Section 16.1 above, Lessee shall be entitled to participate in the negotiations with respect to the insurance proceeds payable with respect to any damage or material injury to the Demised Premises. In the event Lessor and Lessee can not agree as to how much the insurance company should pay under the applicable insurance policy or policies as a result of such destruction or injury, the matter shall be submitted to arbitration and the decision of the arbitration shall be binding on both Lessor and Lessee. Lessor and Lessee shall each choose an arbitrator within ten (10) days after either has notified the other in writing of such dispute and the two so chosen before entering into the performance of their duties shall elect a third. The decision of any two of the acting arbitrators shall be conclusive and binding upon both Lessor and Lessee. All costs incurred by Lessee and Lessor in obtaining the insurance proceeds, if any, shall be borne by

Lessee. Nothing contained herein shall prevent Lessor and Lessee from agreeing to an insurance settlement or agreeing to litigate the insurance company’s obligations. Any insurance proceeds received by Lessor or Lessee pursuant to a settlement for damage or material injury to the Demised Premises, unless Lessor has elected to not have Lessee restore the Demised Premises as permitted by Section 16.1 above (in which such case such sums shall belong to Lessor (except to the extent payable to Lessor’s lender)), shall be deposited with a reputable escrow company selected by Lessor and acceptable to Lessee which as part of its normal business operations engages in the disbursement of funds for construction projects and which charges reasonably competitive rates for providing such services (hereinafter referred to as the “Disbursing Agent”) and shall be disbursed in restoration of the Demised Premises pursuant to a disbursing agreement entered into with such reputable escrow company. Lessor and Lessee hereby agree to execute any and all documents and perform any and all acts necessary to engage the services of the Disbursing Agent except that Lessor shall not in any event be required to sign any agreements by which Lessor, directly or indirectly, guarantees either the completion of and/or payment for any restoration. Any disbursement agreement entered into with the Disbursing Agent shall, at a minimum, provide for payment of the costs of construction only after receipt of invoices, a written description of the work performed and/or materials supplied, and duly executed lien waivers. The Disbursing Agent’s fees, to the extent available, shall be paid from the amount of insurance proceeds in fact received and, to the extent that the amount of such funds is insufficient, any deficiency shall be paid by Lessee.
          16.5 In the event Lessee becomes obligated to restore the Demised Premises pursuant to this Article 16, Lessee’s obligations shall survive the termination of this Lease.
     17. Eminent Domain or Condemnation Proceedings:
          17.1 The term “Condemnation” as used in this Lease means the taking or appropriation of property, or any interest therein, in exercise of the power of eminent domain or such taking for public or quasi public use, or the conveyance of property or any interest therein by the owner thereof under threat of the exercise of the power of eminent domain or appropriation or taking of interest in property for public or quasi public use; provided, however, with respect to a conveyance under threat of condemnation, such conveyance shall be to that organization which has the authority to take the property and which is making the threat.
          17.2 If (i) any portion of the improvements constituting the Demised Premises be taken by condemnation during the term of this Lease, there shall be a proportionate abatement of the rent to be paid beginning upon the date possession of the property is taken by the organization which has the power of condemnation, or (ii) any portion of the parking areas or vacant land constituting part of the Demised Premises be taken by condemnation during the term of this Lease, there shall be no abatement of the rent to be paid without a showing that the value of the Demised Premises has in fact been substantially reduced to Lessee and if such a showing is made then there shall be an equitable abatement of the rent to be paid beginning upon the date possession of the property is taken by the organization which has the power of condemnation. Any award made for the taking shall be paid to Lessor free of claim by Lessee for the value of Lessee’s leasehold estate; however, to the extent there is a specific award for Lessee’s moving expenses, Lessee’s relocation expenses or the interruption of Lessee’s business that is separate and apart from the award for the value of the real property taken, then to the extent of such separate award the amount of such separate award at the expense of Lessee may be sought from the condemning authority, and, if obtained, retained by Lessee free of claim by Lessor. If the entire Demised Premises be so taken during the term hereof, this Lease shall be deemed to be wholly terminated and the award received for the entire taking of the Demised Premises shall be divided between the parties in the manner as above provided. Notwithstanding anything seemingly to the contrary, any taking of the Demised Premises which inhibits Lessee from utilizing the Demised Premises substantially in the same manner and for the same purpose as the Demised Premises were being used immediately prior to the condemnation shall, at the option of Lessee, constitute the equivalent of the entire taking of the Demised Premises, provided Lessee gives Lessor written notice within thirty (30) days after the taking of possession by the organization which has condemned the property. In the event Lessee does not give Lessor timely written notice as specified above, then Lessee shall be deemed to have exercised its right to continue this Lease.
          17.3 If this Lease is terminated pursuant to this Article 17 as a result of a condemnation, said termination will be effective as of the date possession of the property is taken by the organization which has the power of condemnation.
          17.4 Lessee shall be entitled to participate in the defense of a condemnation but only as to the right to condemn and as to the value of Lessee’s leasehold interest.
     18. Broker’s Commissions: Lessee and Lessor covenant, warrant and represent to the other that there is no broker involved in consummating this Lease and that no negotiations were had by the representing party with any broker concerning the renting of the Demised Premises. Lessee shall indemnify and hold Lessor harmless against and from all liabilities, including attorneys’ fees, arising from any claims for brokerage commissions or finder’s fees resulting from any conversations or negotiations had by Lessee with any broker or other person. Lessor shall indemnify and hold Lessee harmless against and from all liabilities, including attorneys’ fees arising from any claims for brokerage commissions or finder’s fees resulting from any conversations or negotiations had by Lessor with any broker or other person.
     19. Notices and Certificates:
          19.1 Notices. Every notice, demand, request or communication which may be or is required to be given under this Lease or by law shall be in writing, shall be sent by a nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, and shall be addressed: (a) if to Lessor, to the address set forth on the first page of this Lease as Lessor’s address and (b) if to Lessee, to the address set forth on the first page of this Lease as Lessee’s address. Either party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waive personal or any service other than as provided for in this Article. Any notice on behalf of Lessor or Lessee may be given by their respective attorneys. Notwithstanding the setting forth of an address to which notice may be given, notice shall be deemed properly given if in writing and actually received by the party to whom or which it is addressed even if not addressed to the right address.
          19.2 Unless there is an express provision in this instrument to the contrary with respect to a particular notice, demand, request or other communication to be given pursuant to any provision of this instrument, each period of time arising under the provisions of this instrument, pursuant to a notice, demand, request or other communication given with respect to this instrument and each period of time specified in any notice, demand, request or other communication given with respect to this instrument shall commence to run at 12:01 A.M. of the first business day succeeding the day on which a notice, demand, request or other communication complying with this Article is so deposited with a nationally recognized overnight courier or on the third business day succeeding the day on which a notice, demand or other communication complies with this Article is so deposited in such U.S. Mails and such period shall expire at 11:59 P.M. on the last day of the period. But if such notice, demand, request or other communications requires, demands or permits the party to whom it is directed to take, refrain from or cease action on or before the last day of a certain time period, then in such case if such last day falls on a Sunday or legal holiday the period in which such action is to be taken, refrained from or ceased shall be extended to include the first business day succeeding such Sunday or legal holiday.
     20. Assignment or Subletting of Lease: This Lease is not assignable by Lessee or Lessor without the prior written consent of the other party or as permitted below. Neither shall the Demised Premises nor any part thereof be sublet or licensed without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed by Lessor. If this Lease is assigned by either party without the written consent of the other or the Demised Premises or any part thereof is sublet or licensed by Lessee without the written consent of the Lessor, this Lease may by such fact or unauthorized act be cancelled at the option of the non-assigning, non-subletting or non-licensing party, as the case may be. Any assignment, subletting or licensing of the Demised Premises or any part thereof by Lessee with the written consent of the Lessor shall not operate to release the Lessee from the fulfillment on Lessee’s part of the covenants and agreements herein contained to be by said Lessee performed nor authorize any subsequent assignment, subletting or licensing without the written consent of the Lessor. In the event Lessee assigns, sublets or licenses the Demised Premises for an amount of rent in excess of the Base Rent in effect at the time of such assignment, subletting or licensing, Lessee shall pay Lessor fifty percent (50%) of the excess of such rent amounts received by Lessee over the Base Rent in effect at the time of such subletting or licensing.
     In the event Lessor shall consent to an assignment, subletting or licensing of this Lease, the first named Lessee herein shall be and shall continue to be jointly and severally liable with its assignees, sublessees or licensees to Lessor for all the obligations of the Lessee thereafter arising under this Lease during the remainder of the term hereof.
     Any (i) transfer of the stock of Lessee or a corporate entity which is a part of Lessor or (ii) change in control of Lessee or Lessor, shall be deemed an assignment of this Lease except for transfers of the stock made pursuant to a testamentary transfer, reorganizations for tax purposes so long as actual control of the corporation or partnership or their successors has not changed, intervivos transfers to or in trust for family members of the current owners of the stock, or changes in control pursuant to such permitted testamentary transfers or intervivos transfers to or in trust for family members. Similarly, no assignment shall be deemed to have occurred if any of the non-corporate Lessors transfer their interest in this Lease (i) pursuant to a testamentary transfer, (ii) to another entity for tax purposes so long as actual control has not changed, (iii) pursuant to an intervivos transfer to or in trust for family members of the current non-corporate lessor or (iv) the change of control is, pursuant to such permitted testamentary, transfers or intervivos transfers to or in trust for family members.
     21. Reorganization and Bankruptcy:
          21.1 If, at any time after the date as of which this Lease is entered into (whether prior to the Commencement Date or during the term of this Lease), any case or proceedings in bankruptcy, insolvency or reorganization shall be filed, commenced or in any way instituted by or against Lessee pursuant to the bankruptcy laws of the United States of America and such bankruptcy laws do not allow this Lease and/or the rights or obligations under this Lease to be terminated as provided in Section 21.2 below, no trustee or referee in bankruptcy, debtor-in-possession or other person shall assume this Lease or take, claim or retain possession of the Demised Premises unless the interests of Lessor are adequately protected as provided in Section 21.3 herein and Lessor receives adequate assurance of future performance of this Lease as provided in Section 21.4 herein.
          21.2 If, at any time after the date as of which this Lease is entered into (whether prior to the Commencement Date or during the term of this Lease), (i) any proceedings in bankruptcy, insolvency or reorganization shall be instituted by or against Lessee pursuant to any Federal or State law now or hereafter enacted, or any receiver or trustee shall be appointed for all or any portion of Lessee’s business or property, and any of such proceedings, process or appointment be not discharged and dismissed within ninety (90) days from the date of such filing, appointment or issuance; or (ii) Lessee shall be adjudged a bankrupt or insolvent, or Lessee shall make an assignment for the benefit of creditors, or Lessee shall file a voluntary petition or Lessee petitions for (or enters into) an arrangement for reorganization, composition or any other arrangement with Lessee’s creditors under any Federal or State law now or hereafter enacted, or this Lease or the estate of the Lessee herein shall pass to or devolve upon, by operation of law or otherwise, anyone other than Lessee (except as herein provided), the occurrence of any one of such events shall be deemed (if no prohibition to this provision then exists under the bankruptcy laws of the United States) to constitute and shall be construed as a repudiation by Lessee of Lessee’s obligations hereunder and shall cause this Lease ipso facto to be cancelled and terminated. Upon any such termination, Lessor shall have the immediate right to re-enter the Demised Premises and to remove all persons and property therefrom and, if and to the extent allowable under applicable laws as such laws then exist, this Lease shall not be treated as an asset of the Lessee’s estate and neither the Lessee nor anyone claiming by, through or under Lessee by virtue of any law or any order of any court shall be entitled to the possession of the Demised Premises or to remain in the possession thereof. Upon any termination of this Lease, as aforesaid, Lessor shall have the right to retain as partial damages, and not as a penalty, any prepaid rents and Lessor shall also be entitled to exercise such rights and remedies to recover from Lessee as damages such amounts as are specified in Article 23 hereof, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Lessor shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any such statute or rule of law. As used in this Article 21, the term “Lessee” shall be deemed to include Lessee and its successors and assigns and the guarantor of the Lessee’s obligations under this Lease, if any.

          21.3 Adequate Protection. Lessee acknowledges that in the event any proceedings described in Section 21.1 of this Lease or any actions, adjudgments or arrangements described in Section 21.2 of this Lease are instituted or taken by or against Lessee, Lessor may lack adequate protection of its interests in the Demised Premises and that Lessor shall have the right at Lessor’s sole option and discretion to seek relief from any stay or stays of present and/or future efforts and/or actions to obtain possession of the Demised Premises. Lessee acknowledges and agrees that Lessor shall have the right, in Lessor’s sole judgment and discretion, to request by motion, application, petition or otherwise an expedited, immediate determination by any person or entity entitled by law to assume or assign this Lease as to whether this Lease shall be so assumed or assigned.
          21.4 Adequate Assurances of Future Performance. If, at any time or times, Lessor is or becomes entitled to receive adequate assurance of future performance of this Lease, whether Lessee is in default of this Lease or not, pursuant to the bankruptcy laws of the United States of America or otherwise, Lessee hereby acknowledges and agrees that such assurance will be adequate only if it includes at a minimum that: (i) the source of rent and all other consideration due Lessor under this Lease is guaranteed and assured; (ii) the financial condition and operating performance of Lessee and/or the assignees of Lessee, if any, are guaranteed and assured to be of a level and caliber substantially equivalent to the financial condition and operating performance of Lessee as of the date of this Lease; (iii) it is guaranteed in writing that any assumptions or assignments of this Lease made or to be made are made or shall be made explicitly and specifically subject to all provisions of this Lease, without modification, alteration or exception. Notwithstanding any clause or provision of this Section 21.4 seemingly to the contrary, Lessee expressly acknowledges and agrees that compliance with the provisions of this Section 21.4 shall in no case in and of itself constitute adequate assurance of future performance of this Lease and Lessor expressly reserves the right to request all assurances Lessor deems necessary under the circumstances.
     22. Disposition of Wastes: Lessee hereby represents and warrants that all hazardous substances, pollutants and contaminants (as currently defined, or subsequently amended, by the U.S. Environmental Protection Agency) shall be stored, utilized and disposed of by Lessee in full compliance with all federal, state and local environmental laws, rules and regulations including, but not limited to, the regulations promulgated by the U.S. Environmental Protection Agency. Lessee further represents, warrants, covenants and agrees that Lessee shall be responsible, at its sole cost and expense, for any and all remedial action necessary to correct and/or remove any and all hazardous substances, pollutants and contaminants directly and/or indirectly released, spilled or discharged onto the Demised Premises, the soil, subsurface strata and groundwater under the Demised Premises and/or the ambient air within the Demised Premises by Lessee, its agents, employees, customers or invitees.
     23. Termination and Default: In the event (i) Lessee fails to make any monetary payments payable to Lessor hereunder when due and such failure continues for five (5) days after written notice of the same was given to Lessee or (ii) Lessee fails to keep and perform any covenant, agreement and stipulation herein on the part of Lessee to be kept and performed and such condition, other than for non-payment of money (for which the time to cure is provided above), shall continue after thirty (30) days (plus such additional time necessary to make good or correct such condition so long as Lessee is proceeding with due diligence to make good or correct such condition, which additional time shall cease upon Lessee ceasing to correct or make good such condition) notice, in writing, from Lessor to Lessee to make good or correct such condition then (in addition to and as an alternative to all other legal remedies), Lessor shall have the right either (a) to terminate this Lease and Lessee’s right to possession of the Demised Premises or (b) to terminate only Lessee’s right to possession of the Demised Premises and in either such event Lessor shall have the right to re-enter and/or repossess the Demised Premises, either by force, summary proceeding, surrender or otherwise, and dispose and remove therefrom the Lessee, or other occupants thereof, and their effects, and alter the locks and other security devices at the Demised Premises, all without being liable for any prosecution or damages therefor. In either event the Lessor shall be entitled to recover from the Lessee, in addition to the rent, all expenses incurred in connection with such default, including repossession costs, legal expenses and attorneys’ fees (whether or not suit is filed) in addition to all expenses incurred in connection with efforts to relet the property, including cleaning, altering, advertising and brokerage commissions, and all such expenses shall be reimbursed by Lessee as additional rent, whether or not such default is subsequently cured. After Lessor has regained possession of the Demised Premises, Lessor shall use its best efforts to relet the Demised Premises and mitigate Lessee’s damages. Except as herein provided, Lessee waives demand for rent, demand for possession, notice of forfeiture, notice of termination and any and all other demands or notices required by law.
     Notwithstanding the foregoing, if Lessee fails to pay a monetary amount payable to Lessor as provided in this Lease and is also in default with respect to any other of Lessee’s obligations hereunder for which Lessee has received notice or notices of default, Lessee’s right to cure all defaults specified in such notice(s) will cease ten (10) days after Lessee’s failure to timely pay money when due. Provided, further, however, if the monetary payment default is timely cured, then the time limits specified in this Article with respect to curing all other defaults, less than ten (10) days, shall go into effect. Lessee and Lessor expressly agree, as part of the consideration for this Lease, that the procedure specified in this Article with respect to implementing a forfeiture and/or termination of this Lease shall be in lieu of the common law and/or statutory requirements. Lessee and Lessor agree that the notice of monetary payment default can be sent by Lessor five (5) or more days after money was to be paid and that if the money is not paid pursuant to the provisions of this Article, Lessor may, at Lessor’s option, exercise the rights and remedies provided herein.
     24. Holdover: In the event Lessee shall remain in possession of the Demised Premises after the expiration or termination of this Lease, whether by limitation, forfeiture, etc., and Lessor accepts rent from Lessee, such holdover by Lessee shall be on a month-to-month basis, upon each and all of the terms, provisions, and conditions herein provided as may be applicable to such month-to-month extension of this Lease. During such holdover Lessee shall pay rent and additional rental on a monthly basis upon the terms, provisions and conditions as they existed during the last year of the term hereof except that the Base Rent shall be increased by 150%. The parties agree that said month-to-month tenancy can be terminated pursuant to law or this lease. Provided, however, in the event Lessor does not accept rent from Lessee after the Lease has expired or terminated, whether by limitation, forfeiture, etc. and Lessee holds over, any such holdover by Lessee shall (i) not create any renewal or extension of this Lease nor create a month-to-month tenancy or any other type of tenancy, and (ii) allow Lessor to exercise any and all rights under the law and this Lease in order to remove Lessee and collect damages from Lessee for the holdover.
     25. Waiver, Etc.:
          25.1 The waiver by either party as to the breach of any covenant or condition to be performed by the other or the failure of either party to insist upon strict performance of any covenant or condition by the other to be performed shall not be deemed to abrogate such covenant or condition nor be deemed a waiver of any continuing or subsequent breach thereof, but such covenant or condition shall continue and remain in full force and effect.
          25.2 No payments by the Lessee or receipt by the Lessor of a lesser amount of money than the money owed Lessor as stipulated in this Lease shall be deemed other than a payment on the account of the earliest monies due, nor shall any endorsement or statement on any check or on any letter accompanying any check as payment be deemed an accord and satisfaction or an account stated or a waiver of the balance of the monies due and owing or of any other default by Lessee, whether occurring prior to or subsequent to the accrual of Lessor’s right to such money, and the Lessor may accept such check or payment without prejudice to its right to recover the balance of the monies due and owing or to pursue any other remedy provided by law or this Lease with respect to the monies due and owing or any other defaults of Lessee.
          25.3 It is specifically agreed that no payments by the Lessee or receipt by Lessor of the full amount of monies then due or stipulated in this Lease, nor any endorsement or statement on any check or on any letter accompanying any check or payment of monies, shall be deemed a waiver of any other default committed by Lessee, whether occurring prior or subsequent to the accrual of Lessor’s right to such money, and Lessor may accept such check or payment without prejudice to its right to pursue any remedy provided by this Lease with respect to such other default by Lessee.
          25.4 It is specifically agreed that any notice of default given by Lessor shall not be deemed to waive Lessor’s right to forfeit or terminate said Lease pursuant to law or this Lease, or pursue any other remedies provided by law or this Lease, with respect to any default by Lessee which has occurred prior to said notice and of which the Lessor has no actual knowledge.
     26. Security Deposit: None.
     27. Right of First Offer. If, during the term of this Lease, Lessor desires to sell the Demised Premises, Lessor shall notify Lessee (the “Offer Notice”) and shall include in the Offer Notice the price and other terms and conditions on which Lessor would agree to sell the Demised Premises. Lessee will then have a period of time (the “Offer Period”) (which, initially, shall be sixty (60) days from the date the Offer Notice is delivered to Lessee) to either (i) accept such offer, (ii) reject such offer or (iii) notify Lessor of a counteroffer (the “Counter Offer Notice”) setting forth the price and other terms and conditions on which Lessee would purchase the Demised Premises. If Lessee fails to respond to the Offer Notice within the Offer Period, Lessee shall be deemed to have rejected such offer. If Lessee (i) rejects the offer set forth in the Offer Notice, (ii) accepts the offer set forth in the Offer Notice but the parties fail to enter into a written agreement for the sale of the Demised Premises within the Offer Period or (iii) delivers to Lessor a Counter Offer Notice but the parties fail to enter into a written agreement for the sale of the Demised Premises within the Counter Offer Period (which “Counter Offer Period” shall, initially, be one hundred twenty (120) days from the date the Offer Notice is delivered to Lessee), then Lessor shall be permitted, commencing upon the rejection of the Offer Notice or upon the failure to enter into a written agreement for the sale of the Demised Premises within the Offer Period or Counter Offer Period and continuing for the next one hundred fifty (150) days, to sell the Demised Premises to any person or entity (i) at a price (taking into consideration all credits and other discounts) which is not less than the price set forth in the Offer Notice or, in the case of a Counter Offer Notice, at a price (taking into consideration all credits and other discounts) not less than the price set forth in the Counter Offer Notice and (ii) on such other terms and conditions not materially more favorable to the purchaser than those contained in the initial Offer Notice. If, at the end of such one hundred fifty (150) day period Lessor has not entered into an agreement for the sale of the Demised Premises, or sooner in the event Lessor elects to reduce the price or other terms and conditions below the minimum levels referred to above, Lessee shall again have the right of first offer to purchase the Demised Premises as set forth herein; provided, however, that the Offer Period shall be reduced to thirty (30) days and the Counter Offer Period shall be reduced to sixty (60) days.
     28. Miscellaneous:
          28.1 Reference to Lessor. The use of the neuter singular pronoun in referring to the Lessor shall, nevertheless, be deemed a proper reference even though the Lessor may be an individual, a corporation, a partnership or a group of two or more individuals or corporations.
          28.2 Entire Agreement. This Lease embodies the entire agreement between the parties. There are no promises, terms, conditions or obligations with respect to the subject matter, other than those contained herein. There may be no modification of this Lease, except in writing, executed with the same formalities as this Lease.
          28.3 Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.
          28.4 Binding on Heirs. The covenants and conditions herein contained shall, subject to the provisions of Article 20 hereof, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto.
          28.5 Relationship is that of Lessor and Lessee. It is the intention of the Lessor and Lessee hereto to create the relationship of Lessor and Lessee, and no other relationship whatsoever, and nothing herein shall be construed to make the Lessor and Lessee partners or joint venturers.
          28.6 Continuing Obligations of Lessee. Each and every obligation of Lessee under the terms and conditions of this Lease, including, but not limited to, Lessee’s indemnification obligations in Article 12 hereof, which arises as a result of or relates to the occupancy by Lessee of the Demised Premises and/or this Lease, shall survive the termination of this Lease and shall not terminate until such obligations are fully satisfied by Lessee.

          28.7 Memorandum of Lease. At the request of either party, Lessor and Lessee shall execute and record a memorandum of Lease in form satisfactory to both parties.
     IN WITNESS WHEREOF, the said parties aforesaid have duly executed the foregoing instrument or caused the same to be executed as of the day and year first above written.

GRAPHICS IV LIMITED PARTNERSHIP			SCHAWK, INC.

By:			By:

	Title:			Title:

		LESSOR			LESSEE

EXHIBIT A

Legal Description
     Lot 2 in C.W. Properties — Chicago, being a subdivision of part of the West 1/2 of the Southwest 1/4 of Section 28 and also part of the East 1/2 of the Southeast 1/4 of Section 29, all in Township 41 North, Range 12 East of the Third Principal Meridian, in Cook County, Illinois.
EXHIBIT A